EXHIBIT 23.1





                      Consent of Independent Public Accountants
                                ----------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated January 26, 1999 (except with respect to the matter discussed in the last paragraph of Note 12, as to which the date is March 29, 1999) included in the Andrea Electronics Corporation Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Form S-8 registration statement.



                                                    ARTHUR ANDERSEN LLP

Melville, New York
July 7, 1999